SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

DISCOVERY ENERGY CORP.
(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700 Houston, Texas 77056 713-840-6495
(Address and telephone number of principal executive offices, including zip code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective September 26, 2013, Discovery Energy Corp. (the “Company”) and Liberty Petroleum Corporation (“Liberty”) amended two promissory notes that the Company had executed in favor of Liberty with an aggregate original principal amount of $650,000 in connection with the formal grant of Petroleum Exploration License (PEL) 512 in the State of South Australia (the “License”). These promissory notes were executed in consideration of Liberty’s agreement to allow the Company to be issued the License instead of Liberty. Effective September 26, 2013, these promissory notes were consolidated into a new single promissory note (the “Consolidation Note”), which represents the amended terms, provisions and conditions regarding the amounts owed by the Company to Liberty. The material terms, provisions and conditions of the Consolidation Note (as previously amended) are as follows:

*	The original principal of the Consolidation Note (including accrued interest that was added to principal) was $587,724. However, such principal was reduced to $387,724 after two payments to Liberty each in the amount of $100,000, one on August 23, 2016 and one on October 28, 2016.

*	The Consolidation Note bears interest at a floating rate equal to the one-month term LIBOR rate, plus an additional 3%.

*	The principal amount of and accrued interest on the Consolidation Note (as amended) were due and payable in a single balloon payment on or before January 15, 2017; provided, however, that on or prior to the due date of January 15, 2017, the Consolidation Note could have been paid in its entirety by the Company’s (a) payment in cash of $100,000, plus the amount of accrued interest and (b) issuance of 1,150,895 restricted shares of the Company’s common stock.

*	The Consolidation Note is unsecured.

Effective December 30, 2016, the Company and Liberty further amended the Consolidated Note. In connection with the execution of this amendment, the Company made a payment to Liberty in the amount of $50,000 in cash and $287,724 by the issuance of 1,150,895 restricted shares of the Company’s common stock. Under the terms of this amendment the remaining principal amount of the Consolidated Note ($50,000) and interest that accrues on the Consolidation Note after May 5, 2016 shall be due in a single balloon payment on February 28, 2017. A copy of the amendment to the Consolidation Note is being filed as Exhibit 10.1 hereto.

Because the amount of indebtedness now owed to Liberty is no longer material to the Company, the Company does not expect to report any further changes with respect to such indebtedness on any future Current Report on Form 8-K.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 2.03 of this Report to the extent necessary.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 3.02 of this Report.

The issuance of the Company’s shares described in Item 1.01 of this Report is claimed to be exempt pursuant to Section 4(2) of the Securities Act and Rule 506(b) of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made to only one person believed to be an accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Act.

None of the securities the issuance of which is described in Item 1.01 of this Report were registered under the Securities Act, and none may be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit Title

10.1	Eighteenth Amendment dated December 30, 2016 to Consolidated Promissory Note by and between the Company and Liberty Petroleum Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY ENERGY CORP.
(Registrant)

Date: January 3, 2017	By:	/s/ Keith J. McKenzie
Keith J. McKenzie, Chief Executive Officer